Exhibit (h)(3)

EXECUTION VERSION

TRIPLEPOINT VENTURE GROWTH BDC CORP.

6,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: August 7, 2018

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EXHIBITS

Exhibit A	–	Underwriters
Exhibit B	–	List of Persons Subject to Lock-Up
Exhibit C	–	Form of Lock-Up Agreement
Exhibit D	–	Form of Opinion of Company Counsel
Exhibit E	–	Initial Securities to be Sold
Exhibit F	–	Option Securities Which May be Sold
Exhibit G	–	Price-Related Information
Exhibit H	–	Subsidiaries of the Company

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TRIPLEPOINT VENTURE GROWTH BDC CORP.

6,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT

August 7, 2018

Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC

As Representatives of the several Underwriters named in

Exhibit A

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

TriplePoint Venture Growth BDC Corp., a Maryland corporation (the “Company”), TriplePoint Advisers LLC, a Delaware limited liability company and a registered investment adviser under the Advisers Act (the “Adviser”), and TriplePoint Administrator LLC, a Delaware limited liability company (the “Administrator”), each confirms with Morgan Stanley & Co. LLC (“Morgan Stanley”) and Wells Fargo Securities, LLC (“Wells Fargo”) and each of the other underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Morgan Stanley and Wells Fargo are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company of a total of 6,000,000 shares (the “Initial Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Initial Securities set forth in Exhibit A hereto, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 900,000 additional shares of Common Stock to cover over-allotments, if any (the “Option Securities”). The Initial Securities and the Option Securities are hereinafter called, collectively, the “Securities.” Morgan Stanley, Wells Fargo, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Keefe, Bruyette & Woods, Inc. are acting as book-running managers with respect to the Securities. Certain terms used in this Agreement are defined in Section 15 hereof.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

Promptly after the execution and delivery of this Agreement (the “Execution Date”), the Company will prepare and file with the Commission a prospectus supplement dated August 7, 2018 in accordance with the provisions of Rule 430C and Rule 497 of the 1933 Act, and the Company has previously advised you of all information (financial and other) that will be set forth therein. Such prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), is herein called the “Prospectus.”

Prior to the Execution Date and the purchase of the Initial Securities by the Underwriters on the Closing Date referred to in Section 2(c), the following transactions occurred:

(a) On June 28, 2013, the Company was formed as a Maryland corporation.

(b) On February 18, 2014, the Company entered into an Investment Advisory Agreement with the Adviser (the “Investment Advisory Agreement”).

(c) On February 18, 2014, the Company entered into an Administration Agreement with the Administrator (the “Administration Agreement”).

(d) On February 18, 2014, the Company entered into a License Agreement with TriplePoint Capital LLC (the “License Agreement”).

(e) On February 18, 2014, the Adviser entered into a Staffing Agreement with TriplePoint Capital LLC (the “Staffing Agreement”).

(f) On February 21, 2014, the Company entered into a receivables financing agreement, which was amended by Letter Agreements on June 5, 2014, July 18, 2014, August 8, 2014, November 18, 2014, January 27, 2016 and January 25, 2018 (collectively, the “Letter Agreements”), by and among TPVG Variable Funding Company LLC, as borrower, the Company, as collateral manager and as sole equityholder, Portfolio Financial Servicing Company, as backup collateral manager, U.S. Bank National Association, as custodian, the agents from time to time party thereto, the lenders from time to time parties thereto, and Deutsche Bank AG, New York Branch, as administrative agent (collectively with the related pledge agreement, blocked account control agreement and the Letter Agreements, the “Credit Facility Agreement”).

(g) On March 5, 2014, the Company filed the 1940 Act Notification with the Commission under the 1940 Act and the 1940 Act Regulations, pursuant to which the Company elected to be regulated as a business development company (a “BDC”).

The Investment Advisory Agreement, Administration Agreement, License Agreement, Staffing Agreement and the Credit Facility Agreement are hereinafter called, collectively, the “Fund Agreements.”

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company, the Adviser and the Administrator. The Company, the Adviser and the Administrator, jointly and severally, represent and warrant to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agree with each Underwriter, as follows:

(1) Compliance with Registration Requirements. The Company has prepared and filed with the Commission the Registration Statement (file number 333-223924) on Form N-2, including a related Preliminary Prospectus for registration under the 1933 Act of the offering and sale of the Securities. The Company has filed one or more pre-effective amendments thereto, each including a related Preliminary Prospectus, and each of which has previously been furnished to the Representatives. The Company will next file with the Commission the Prospectus in accordance with Rules 430C and 497 of the 1933 Act. The Company has included in such Registration Statement, as amended at the Effective Date, all information (other than Rule 430C Information) required to be included by the 1933 Act. As filed, the Prospectus shall contain all Rule 430C Information, together with all other required information, and shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

The offer and sale of the Securities has been registered under the 1933 Act pursuant to the Registration Statement. The Registration Statement and any post-effective amendments thereto have been declared effective under the 1933 Act and any Rule 462(b) Registration Statement has become effective under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. From the time of initial filing of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a)(19) of the 1933 Act (an “EGC”).

At the respective times that the 1940 Act Notification was filed with the Commission, and the times that the Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing were declared or became effective, as the case may be, and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), the 1940 Act Notification, the Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing complied and will comply in all material respects with the applicable requirements of the 1933 Act, the 1933 Act Regulations, the 1940 Act and the 1940 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 497 or issued, at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), and at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of Securities (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise), neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (except in the case of clause (z) below) and as of each time prior to the Closing Date that an investor agrees (orally or in writing) to purchase or, if applicable, reconfirms (orally or in writing) an agreement to purchase any Securities from the Underwriters, neither (x) the Pre-Pricing Prospectus as of the Applicable Time and the information, if any, included on Exhibit G hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any Sales Material considered together with the Pre-Pricing Prospectus as of the Applicable Time, nor (z) any Rule 482 Material, when considered together with the General Disclosure Package, included or will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any Rule 482 Material, when used, complied with the requirements pertaining thereto as set forth in Rule 482 under the 1933 Act.

Each Preliminary Prospectus and the Prospectus and any amendments or supplements to any of the foregoing filed as part of the Registration Statement or any amendment thereto, or filed pursuant to Rule 497 under the 1933 Act, or delivered to the Underwriters for use in connection with the offering of the Securities, complied when so filed or when so delivered, as the case may be, in all material respects with the 1933 Act, the 1933 Act Regulations, the 1940 Act and the 1940 Act Regulations.

The representations and warranties in the preceding paragraphs of this Section 1(a)(1) do not apply to statements in or omissions from the Registration Statement, any Preliminary Prospectus, the Prospectus or any Rule 482 Material or any amendment or supplement to any the foregoing made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriters as aforesaid consists of the information described as such in Section 6(c) hereof.

The copies of the Registration Statement and any Rule 462(b) Registration Statement and any amendments to any of the foregoing and the copies of each Preliminary Prospectus and Rule 482 Material that is required to be filed with the Commission pursuant to Rule 482 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Underwriters in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriters, and any similar terms, include, without limitation, electronic delivery.

Any Rule 482 Material (if any), as of its issue date and at all subsequent times through the completion of the public offering and sale of the Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus that has not been superseded or modified.

(2) Investment Company Act. The Company is a closed-end, non-diversified management investment company and has elected to be regulated as a BDC under the 1940 Act, has duly filed the 1940 Act Notification with the Commission and is eligible to make such an election.

(3) Independent Accountants. The accountants who certified the financial statements and any supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations and the PCAOB.

(4) Financial Statements. The financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company at the dates indicated and the results of operations, changes in net assets and cash flows of the Company and for the periods specified; and any such financial statements comply as to form with the applicable accounting requirements of the 1933 Act and the 1940 Act and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the other financial and statistical information and data included in the Registration Statement and the Prospectus are accurately derived from such financial statements and the books and records of the Company, as applicable. All “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission), if any, contained in the Registration Statement, the General Disclosure Package and the Prospectus comply with Item 10 of Regulation S-K of the Commission, to the extent applicable.

(5) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), except as otherwise stated therein, (A) there has been no material adverse change or any development that could be expected to result in a material adverse change in the condition (financial or other), results of operations, business, properties, management or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (in any such case, a “Company Material Adverse Effect”); and (B) except as otherwise disclosed in the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), the Company has not incurred any liability or obligation or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Company and its subsidiaries, taken as a whole, and the Company has not sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, whether or not covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree which could be expected, individually or in the aggregate, to result in a Company Material Adverse Effect.

(6) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Fund Agreements (other than the Staffing Agreement); and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except (solely in the case of jurisdictions other than the State of Maryland) where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Company Material Adverse Effect.

(7) Subsidiaries. Except for the entities listed on Exhibit H hereto, the Company has no subsidiaries.

(8) Capitalization. The authorized, issued and outstanding capital stock of the Company as of June 30, 2018 is as set forth in the column entitled “Actual” and in the corresponding line items under the caption “Capitalization” in the Pre-Pricing Prospectus and the Prospectus. After giving effect to the purchase of the Initial Securities by the Underwriters on the Closing Date, the authorized, issued and outstanding capital stock of the Company will be as set forth in the column entitled “As Adjusted” and in the corresponding line items under the caption “Capitalization” (in each case except for any Option Securities issued by the Company pursuant to this Agreement and issuances, if any, subsequent to the date of this Agreement pursuant to employee or director stock option, stock purchase or other equity incentive plans or any dividend reinvestment plan described in the Pre-Pricing Prospectus and the Prospectus upon the exercise of options issued pursuant to any such stock option, stock purchase or other equity incentive plans as so described, or upon the exercise of options or the conversion of convertible securities described in the General Disclosure Package and the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person. The Company does not have any debt securities outstanding that are rated by a “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act as of the date of this Agreement.

(9) Authorization, Validity and Enforceability of Agreements. This Agreement and the Fund Agreements (other than the Staffing Agreement) have been duly authorized, executed and delivered by the Company. Each of the Fund Agreements (other than the Staffing Agreement) constitute valid, binding and enforceable agreements of the Company, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally. The Investment Advisory Agreement has been approved by the Company’s board of directors in accordance with Section 15 of the 1940 Act and contains the applicable provisions required by Section 15 of the 1940 Act and Section 205 of the Advisers Act.

(10) Authorization of Securities. The Securities to be sold by the Company under this Agreement have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; no holder of the Securities is or will be subject to personal liability by reason of being such a holder; and the issuance and sale of the Securities to be sold by the Company under this Agreement are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person.

(11) Description of Securities. The Common Stock and the Company’s Organizational Documents conform in all material respects to all of the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus, and such statements conform to the rights set forth in the respective instruments and agreements defining the same.

(12) Absence of Defaults and Conflicts. The Company is not in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, except (solely in the case of Company Documents) for such defaults that would not, individually or in the aggregate, result in a Company Material Adverse Effect, or which might be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, or the performance by the Company of its obligations under this Agreement. The execution, delivery and performance of this Agreement and the Fund Agreements (other than the Staffing Agreement) and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Pre-Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement and the Fund Agreements (other than the Staffing Agreement) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default, or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Company pursuant to, any Company Documents, except (solely in the case of Company Documents) for such conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, result in a Company Material Adverse Effect, nor will such action result in any violation of (i) the provisions of the Organizational Documents of the Company or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations.

(13) No Employees. As of the date hereof, the Company does not have, and on the Closing Date the Company will not have, any employees.

(14) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company which is required to be disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus (other than as disclosed therein), or which might reasonably be expected, individually or in the aggregate, to result in a Company Material Adverse Effect, or which might be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement and the Fund Agreements, or the performance by the Company of its obligations under this Agreement and the Fund Agreements (other than the Staffing Agreement); the aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected, individually or in the aggregate, to result in a Company Material Adverse Effect.

(15) Accuracy of Descriptions and Exhibits. The information in the Pre-Pricing Prospectus and the Prospectus under the captions “Risk Factors,” “Description of Capital Stock,” “Regulation,” “Related Party Transactions and Certain Relationships,” and “Material U.S. Federal Income Tax Considerations,” in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company’s Organizational Documents or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, fairly summarizes the matters described therein in all material respects; all descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of any other Company Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(16) Possession of Intellectual Property. The Company owns or has obtained valid and enforceable licenses or other rights to use, all patents, patent rights, patent applications, licenses, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names, software, internet addresses, domain names and other intellectual property (collectively, “Intellectual Property”) that is described in the Registration Statement, the General Disclosure Package or the Prospectus or that is necessary for the conduct of its business as currently conducted, as proposed to be conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to own, license or have such rights would not have a Company Material Adverse Effect; the Company has not received any notice and is not otherwise aware of any infringement of, or conflict, with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of the Company which would result in a Company Material Adverse Effect.

(17) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or consent of any holder of capital stock or other securities of the Company or creditor of the Company, (C) no authorization, approval, waiver or consent under any Subject Instrument, and (D) no authorization, approval, vote or consent of any other person or entity, is necessary or required for the authorization, execution, delivery or performance by the Company of this Agreement and the Fund Agreements (other than the Staffing Agreement), for the offering of the Securities as contemplated by this Agreement, for the issuance, sale or delivery of the Securities to be sold by the Company pursuant to this Agreement, or for the consummation of any of the other transactions contemplated by this Agreement and the Fund Agreements, in each case on the terms contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, except such as have been obtained, and except that no representation is made as to such as may be required under state or foreign securities laws.

(18) Possession of Licenses and Permits. The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; and, except as would not, individually or in the aggregate, result in a Company Material Adverse Effect, the Company is in compliance with the terms and conditions of all such Governmental Licenses, all such Governmental Licenses are valid and in full force and effect and the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

(19) Title to Property. The Company owns or leases or has access to all properties and assets as are necessary to the conduct of its operations as presently conducted.

(20) Environmental Laws. The Company is not in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, production, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim, individually or in the aggregate, would have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company, whether or not arising from transactions in the ordinary course of business; and the Company is not aware of any pending investigation which might lead to such a claim.

(21) Absence of Registration Rights. There are no persons with registration rights or other similar rights to have any securities (debt or equity) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement, and there are no persons with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities pursuant to this Agreement.

(22) Parties to Lock-Up Agreements. Each of the persons listed on Exhibit B hereto has executed and delivered to the Representatives a lock-up agreement in the form of Exhibit C hereto. As of the date of this Agreement, exhibit B hereto contains a true, complete and correct list of all directors and officers of the Company.

(23) NYSE. The outstanding shares of Common Stock are listed on the NYSE.

(24) FINRA Matters. All of the information provided to the Representatives or to counsel for the Underwriters by the Company in connection with any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 2310, 5110 or 5121 is true, complete and correct in all material respects.

(25) Tax Returns. The Company has filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof, except where the failure to file would not, individually or in the aggregate, result in a Company Material Adverse Effect, and have paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, result in a Company Material Adverse Effect.

(26) Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance and any fidelity or surety bonds insuring the Company, its business, assets, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not, individually or in the aggregate, result in a Company Material Adverse Effect.

(27) Accounting and Disclosure Controls. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the 1934 Act) that comply with the requirements of the 1934 Act and such disclosure controls and procedures are effective. The Company has established and maintains effective “internal control over financial reporting” (as defined in Rule 13a-15 of the 1934 Act Regulations). The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations and with the investment objectives, policies and restrictions of the Company and the applicable requirements of the 1940 Act and the 1940 Act Regulations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability and to maintain material compliance with the books and records requirements under the 1940 Act and the 1940 Act Regulations; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Company’s internal control over financial reporting (whether or not remediated), and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(28) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act with which any of them is required to comply, including Section 402 related to loans.

(29) Absence of Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(30) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and accurately reflect the materials upon which such data is based or from which it was derived, and the Company has delivered true, complete and correct copies of such materials to the Representatives.

(31) Foreign Corrupt Practices Act. Neither the Company, the Adviser, nor the Administrator nor, to the knowledge of the Company, the Adviser, and the Administrator, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company, is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by any such person of the FCPA, including, without limitation, any offer, payment, promise to pay or authorization of the payment of any money or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, the Adviser and the Administrator, and, to the knowledge of the Company, the Adviser, and the Administrator, their other affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith.

(32) Money Laundering Laws. The operations of the Company, the Adviser and the Administrator are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Adviser or the Administrator with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, the Adviser or the Administrator, is threatened.

(33) OFAC. Neither the Company, the Adviser, nor the Administrator nor, to the knowledge of the Company, the Adviser and the Administrator, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company, is currently subject to any sanctions administered or enforced by OFAC (the “Sanctions”) or is located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not, directly or indirectly, use any of the proceeds received by the Company from the sale of Securities by the Company in the offering contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of funding or facilitating any activities or business of or with any person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or in any other manner that will result in a violation of Sanctions. The Company, the Adviser and the Administrator have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(34) Lending and Other Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) neither the Company, the Adviser nor the Administrator has any lending or similar relationship with any Underwriter or any bank or other lending institution affiliated with any Underwriter; (ii) the Company will not, directly or indirectly, use any of the proceeds received by the Company from the sale of the Securities by the Company hereunder to reduce or retire the balance of any loan or credit facility extended by any Underwriter or any of its “affiliates” or “associated persons” (as such terms are used in FINRA Rule 5121) or otherwise direct any such proceeds to any Underwriter or any of its “affiliates” or “associated persons” (as so defined); and (iii) there are and have been no transactions, arrangements or dealings between the Company, on one hand, and any Underwriter or any of its “affiliates” or “associated persons” (as so defined), on the other hand, that, under FINRA Rule 5110 or 5121, must be disclosed in a submission to FINRA in connection with the offering of the Securities contemplated hereby or disclosed in the Registration Statement, the General Disclosure Package or Prospectus.

(35) Changes in Management. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the persons who were officers or directors of the Company as of the date of the Pre-Pricing Prospectus has given oral or written notice to the Company of his or her resignation (or otherwise indicated to the Company an intention to resign within the next 24 months), nor has any such officer or director been terminated by the Company or otherwise removed from his or her office or from the board of directors, as the case may be (including, without limitation, any such termination or removal which is to be effective as of a future date) nor is any such termination or removal under consideration by the Company or its board of directors.

(36) Transfer Taxes. There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Securities to be sold by the Company to the Underwriters hereunder.

(37) Related Party Transactions. There are no business relationships or related party transactions involving the Company or, to the knowledge of the Company, any other person that are required to be described in the Pre-Pricing Prospectus or the Prospectus that have not been described as required.

(38) Portfolio Companies. The Company holds valid and binding agreements with respect to each investment under the Section “Portfolio Companies” in the Pre-Pricing Prospectus and the Prospectus (each a “Portfolio Company Agreement”) with corporations or other entities (each a “Portfolio Company”). Except as otherwise disclosed in the General Disclosure Package and the Prospectus, and to the Company’s knowledge, each Portfolio Company is current, in all material respects, with all its obligations under the applicable Portfolio Company Agreements, no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred under such agreements, except to the extent that any such failure to be current in its obligations and any such default would not reasonably be expected to result in a Company Material Adverse Effect.

(39) Offer and Sale of Securities. The Company has taken all required action under the 1933 Act, the 1933 Act Regulations, the 1940 Act and the 1940 Act Regulations to make the public offering and consummate the sale of the Securities as contemplated by this Agreement.

(40) Relationships with Directors, Officers and Stockholders. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, that is required to be described in the Registration Statement, the General Disclosure Package and the Prospectus, which is not so described.

(41) Interested Persons. Except as disclosed in the Registration Statement and the Prospectus, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of any Underwriter listed in Exhibit A hereto.

(42) Sales Material. All Sales Material complied and comply in all material respects with the applicable requirements of the 1933 Act, 1933 Act Regulations, the 1940 Act and 1940 Act Regulations and, if required to be filed with FINRA under FINRA’s conduct rules, were provided to Fried, Frank, Harris, Shriver & Jacobson LLP (“Fried Frank”), counsel for the Underwriters, for filing. No Sales Material contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(43) Directors’ and Officers’ Insurance and Fidelity Bond. On the Closing Date and each Option Closing Date, the Company’s directors’ and officers’ errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the 1940 Act Regulations will be in full force and effect; the Company is in compliance with the terms of such policy and fidelity bond in all material respects; and there are no claims by the Company under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Company Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and the Prospectus (exclusive of any supplement thereto).

(44) Compliance with RIC Requirements. The Company intends to direct the investment of the net proceeds of the offering of the Securities and to continue to conduct its activities in such a manner as to continue to comply with the requirements for qualification and taxation as a RIC under Subchapter M of the Code. The Company has elected to be treated, and intends to qualify annually, as a RIC under Subchapter M of the Code commencing with its taxable year ended December 31, 2014.

(45) 1940 Act Notification. The Company has elected to be regulated as a BDC under the 1940 Act and has filed with the Commission, pursuant to Section 54(a) of the 1940 Act, a duly completed and executed Form N-54A; the Company has not filed with the Commission any notice of withdrawal of the 1940 Act Notification pursuant to Section 54(c) of the 1940 Act; the 1940 Act Notification remains in full force and effect, and, to the Company’s knowledge, no order of suspension or revocation of such election under the 1940 Act has been issued or proceedings therefore initiated or threatened by the Commission. The operations of the Company are in compliance in all material respects with the applicable provisions of the 1940 Act and the 1940 Act Regulations.

(46) Stop Transfer Instructions. The Company has, with respect to any Common Stock (other than the Securities to be sold pursuant to this Agreement) or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock owned or held (of record or beneficially) by the any persons who have entered into or are required to enter into an agreement in the form of Exhibit C hereto, instructed the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period; and, during the Lock-Up Period, the Company will not cause or permit any waiver, release, modification or amendment of any such stop transfer instructions or stop transfer procedures without the prior written consent of the Representatives.

(47) Offering Materials. The Company has not distributed, directly or indirectly (other than through the Underwriters), any “written communication” (as defined Rule 405 under the 1933 Act) or other offering materials in connection with the offering or sale of the Securities, other than the Pre-Pricing Prospectus, the Prospectus, any Rule 482 Material and any amendment or supplements to any of the foregoing that are filed with the Commission. The Company (a) has not alone engaged in any Testing-the-Waters Communication and (b) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications.

(48) Brokers. There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this

Agreement, except for underwriting discounts and commissions payable to the Underwriters in connection with the sale of the Securities to the Underwriters pursuant to this Agreement

(49) No Registration Required for Concurrent Private Placement or Purchase by GSAM. It is not necessary in connection with (i) the offer, sale and delivery of the shares of Common Stock to managed investment vehicles of Colony Capital, Inc. in the concurrent private placement, as described in the General Disclosure Package and the Prospectus, to register such shares of Common Stock under the 1933 Act, or (ii) the offer, sale and delivery of the shares of Common Stock to certain investment funds managed by the Alternative Investments & Manager Selection Group of Goldman Sachs Asset Management, L.P. (“GSAM”) pursuant to the Securities Purchase Agreement, dated as of October 25, 2017, by and between the Company, and certain investment funds managed by the Alternative Investments & Manager Selection Group of GSAM, as described in the General Disclosure Package and the Prospectus.

(b) Representations and Warranties by the Adviser and the Administrator. Each of the Adviser and the Administrator, jointly and severally, represent and warrant to each Underwriter as of the Execution Time, as of the Applicable Time, as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agree with each Underwriter, as follows:

(1) Absence of Manipulation. Each of the Adviser and the Administrator has not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the 1934 Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(2) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the Execution Time), except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Adviser and the Administrator considered as one enterprise, whether or not arising in the ordinary course of business (an “Adviser/Administrator Material Adverse Effect”) and (B) there have been no transactions entered into by the Adviser or the Administrator which are material with respect to the Adviser and the Administrator considered as one enterprise.

(3) Good Standing. Each of the Adviser and the Administrator has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Fund Agreements, to the extent a party thereto, and each of the Adviser and the Administrator is duly qualified as a limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in an Adviser/Administrator Material Adverse Effect.

(4) Authorization, Validity and Enforceability of Agreements. This Agreement and each of the Fund Agreements have been duly authorized, executed and delivered by each of the Adviser and the Administrator, as applicable. Each of the Fund Agreements constitute valid, binding and enforceable agreements of the Adviser and the Administrator, as applicable, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally.

(5) Absence of Defaults and Conflicts. Neither the Adviser nor the Administrator is in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Adviser Document or Administrator Document, except for such defaults that would not result in an Adviser/Administrator Material Adverse Effect, or which might be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, or the performance by the Adviser or the Administrator of its obligations under this Agreement. The execution, delivery and performance of this Agreement and the Fund Agreements, to the extent a party thereto, and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the General Disclosure

Package and the Prospectus under the caption “Use of Proceeds”) and compliance by each of the Adviser and the Administrator with its obligations under this Agreement and the Fund Agreements, to the extent a party thereto, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Adviser or the Administrator pursuant to, any Adviser Document or Administrator Document, except for such conflicts, breaches, defaults or Liens that would not result in an Adviser/Administrator Material Adverse Effect, nor will such action result in any violation of the provisions of the Organizational Documents of the Adviser or the Administrator, as applicable, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Adviser or the Administrator or any of their respective assets, properties or operations.

(6) Absence of Labor Dispute. As of the date hereof, neither the Adviser nor the Administrator have, and on the Closing Date, neither the Adviser nor the Administrator will have, any employees. To the knowledge of the Adviser and the Administrator, no labor dispute with the employees of TriplePoint Capital LLC exists or, to the knowledge of the Adviser and the Administrator, is imminent.

(7) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser or the Administrator, threatened, against or affecting the Adviser or the Administrator which is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in an Adviser/Administrator Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement and the Fund Agreements, to the extent a party thereto, or the performance by each of the Adviser and the Administrator of its obligations under this Agreement and Fund Agreements, to the extent a party thereto. The aggregate of all pending legal or governmental proceedings to which the Adviser or the Administrator is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in an Adviser/Administrator Material Adverse Effect.

(8) Absence of Misstatements or Omissions. The description of each of the Adviser and the Administrator and its business, and the statements attributable to the Adviser and the Administrator, in the Registration Statement and the Prospectus complied and comply in all material respects with the provisions of the 1933 Act, the 1933 Act Regulations, the 1940 Act, the 1940 Act Regulations, the Advisers Act and the Advisers Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(9) Possession of Intellectual Property. Each of the Adviser and Administrator owns, or has obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the General Disclosure Package and the Prospectus as being licensed by it or which are necessary for the conduct of its businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have an Adviser/Administrator Material Adverse Effect; except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Adviser nor the Administrator has received notice and is not otherwise aware of any infringement of, or conflict with, asserted rights of third parties with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Adviser or the Administrator, as the case may be, therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, would result in an Adviser/Administrator Material Adverse Effect.

(10) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any holder of securities of the Adviser, the Administrator or any creditor of the Adviser or the Administrator, (C) no waiver or consent under any Subject Instrument, and (D) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the execution, delivery or performance by each of the Adviser and the Administrator of this Agreement and the Fund Agreements, to the extent a party thereto, for the offering, issuance, sale or delivery of the Securities hereunder, or for the consummation of any of the other transactions contemplated by this Agreement and the Fund Agreements, to the extent a party thereto, in each case on the terms contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, except such as have been obtained under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, the 1940 Act and the 1940 Act Regulations or such as may be required under state securities laws.

(11) Title to Property. Each of the Adviser and the Administrator owns or leases or has access to all properties and assets as are necessary to the conduct of its operations as presently conducted.

(12) Possession of Licenses and Permits. Each of the Adviser and the Administrator possesses such permits, licenses, approvals, consents and other authorizations (collectively, the “Adviser/Administrator Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Adviser and the Administrator are in compliance with the terms and conditions of all such Adviser/Administrator Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have an Adviser/Administrator Material Adverse Effect; all of the Adviser/Administrator Governmental Licenses are valid and in full force and effect, except when the invalidity of such Adviser/Administrator Governmental Licenses or the failure of such Adviser/Administrator Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have an Adviser/Administrator Material Adverse Effect; and neither the Adviser nor the Administrator has received any notice of proceedings relating to the revocation or modification of any such Adviser/Administrator Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in an Adviser/Administrator Material Adverse Effect.

(13) Investment Company Act. Neither the Adviser nor the Administrator is, and upon the sale of the Securities contemplated under this Agreement and the Fund Agreements, to the extent a party thereto, and the application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds” will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the 1940 Act.

(14) Insurance. Each of the Adviser and the Administrator are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Adviser or the Administrator or their respective businesses, assets, employees, officers and directors are in full force and effect; the Adviser and the Administrator are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Adviser or the Administrator under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Adviser nor the Administrator has been refused any insurance coverage sought or applied for; and neither the Adviser nor the Administrator has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have an Adviser/Administrator Material Adverse Effect.

(15) Accounting Controls. Each of the Adviser and the Administrator maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) access to assets is permitted only in accordance with management’s general or specific authorization, and (C) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(16) Advisers Act. The Adviser is registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the Advisers Act Regulations, the 1940 Act or the 1940 Act Regulations from acting under the Investment Advisory Agreement for the Company as contemplated by the Prospectus.

(17) Financial Resources. Each of the Adviser and the Administrator has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the General Disclosure Package, the Prospectus, this Agreement and the Fund Agreements, to the extent a party thereto, and each of the Adviser and the Administrator owns, leases or has access to all properties and other assets that are necessary to the conduct of its business and to perform the services, as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(18) Employment Status. Neither the Adviser nor the Administrator is aware that (i) any executive, key employee or significant group of employees of the Company, if any, the Adviser or the Administrator, as applicable, plans to terminate employment with the Company, the Adviser or the Administrator or (ii) any such executive or key employee is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company, the Adviser or the Administrator except where such termination or violation would not reasonably be expected to have an Adviser Material Adverse Effect.

(19) No Subsidiaries. Except for the Administrator, the Adviser has no subsidiaries. The Administrator has no subsidiaries.

(c) Certificates. Any certificate signed by any officer of the Company, the Adviser or the Administrator (whether signed on behalf of such officer or the Company, the Adviser or the Administrator) and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company, the Adviser or the Administrator, respectively, to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby agrees to sell to the Underwriters, severally and not jointly, the respective numbers of Initial Securities set forth opposite the name of the Company in Exhibit E hereto, and each Underwriter, severally and not jointly, agrees to purchase the respective number of Initial Securities set forth opposite the name of such Underwriter in Exhibit A hereto, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional Securities, in each case at a purchase price of $13.70 per share (the “Purchase Price”). In addition to the foregoing, and as a condition to the Underwriters’ purchase of the Initial Securities from the Company, the Adviser agrees to pay the Underwriters an amount equal to $0.45 per share, to an account designated in writing by the Representatives.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to 900,000 Option Securities at a price per share equal to the Purchase Price referred to in Section 2(a) above; provided that the price per share for any Option Securities shall be reduced by an amount per share equal to any dividends or distributions declared, paid or payable by the Company on the Initial Securities but not payable on such Option Securities. The option hereby granted will expire at 11:59 P.M. (New York City time) on the 30th day after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option (unless postponed in accordance with the provisions of Section 10), nor in any event prior to the Closing Date. If the option is exercised as to all or any portion of the Option Securities, the Company will sell to the Underwriters that proportion of the total number of Option Securities then being purchased which the number of Option Securities set forth in Section 2(b), and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Exhibit A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares. In addition to the foregoing, and as a condition to the Underwriters’ purchase of the Option Securities from the Company, the Adviser agrees to pay the Underwriters an amount equal to $0.45 per share, to an account designated in writing by the Representatives.

(c) Payment. Payment of the purchase price for, and delivery of, the Initial Securities shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (New York City time) on August 9, 2018 (unless postponed in accordance with the provisions of Section 10), or such other time not later than five business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Securities shall be made at the above-mentioned offices at 10:00 A.M. (New York City time), or at such other place as shall be agreed upon by the Representatives and the Company, on each Option Closing Date as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a single bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Morgan Stanley, individually and not as Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Delivery of Securities. Delivery of the Initial Securities and any Option Securities shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

SECTION 3. Covenants. Each of the Company, the Adviser and the Administrator covenants, jointly and severally, with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. Prior to the termination of the offering of the Securities, subject to Section 3(b), to comply with the requirements of Rule 430C and will promptly notify the Representatives, and confirm the notice in writing, (i) when the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall be declared or become effective, or when any Preliminary Prospectus, the Prospectus or any Rule 482 Material or any amendment or supplement to any of the foregoing shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Registration Statement (and shall promptly furnish the Representatives with a copy of any comment letters and any transcript of oral comments, and shall furnish the Representatives with copies of any written responses thereto a reasonable amount of time prior to the proposed filing thereof with the Commission and will not file any such response to which the Representatives or counsel for the Underwriters shall reasonably object), (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus, any Rule 482 Material or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Rule 482 Material or any amendment or supplement to any of the foregoing, or any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement, (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities, and (vi) if the Company ceases to be an EGC at any time prior to the later of (A) completion of the distribution of the Securities within the meaning of the 1933 Act and (B) completion of the Lock-Up Period referred to in Section 3(j) hereof. The Company will make every reasonable effort to prevent the issuance of any stop order and the suspension or loss of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued, or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. Prior to the termination of the offering of the Securities, to give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement, any Rule 462(b) Registration Statement, any Rule 482 Material or any amendment, supplement or revision to any Preliminary Prospectus, the Prospectus or any Rule 482 Material, whether pursuant to the 1933 Act or otherwise, and the Company will furnish the Representatives with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall promptly and reasonably object.

(c) Delivery of Registration Statements. To furnish or deliver to the Representatives and counsel for the Underwriters, without charge, copies of the conformed Registration Statement and any Rule 462(b) Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference therein) and copies of all consents and certificates of experts.

(d) Delivery of Prospectuses. To deliver to each Underwriter, without charge, as many copies of each Preliminary Prospectus and any amendments or supplements thereto as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), such number of copies of the Pre-Pricing Prospectus, the Prospectus and any Rule 482 Material and any amendments or supplements to any of the foregoing as such Underwriter may reasonably request; and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.

(e) Continued Compliance with Securities Laws. To comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, the 1940 Act and the 1940 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated by this Agreement, the General Disclosure Package and the Prospectus. If at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by the 1933 Act to be delivered in connection with sales of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), any event shall occur or condition shall exist as a result of which it is necessary (or if the Representatives or counsel for the Underwriters shall notify the Company that, in their reasonable judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus so that the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading or if it is necessary (or if the Representatives or counsel for the Underwriters shall notify the Company that, in their reasonable judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, the 1940 Act or the 1940 Regulations, the Company will promptly notify the Representatives of such event or condition and of its intention to file such amendment or supplement (or, if the Representatives or counsel for the Underwriters shall have notified the Company as aforesaid, the Company will promptly notify the Representatives of its intention to prepare such amendment or supplement) and will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and, in the case of an amendment or post-effective amendment to the Registration Statement, the Company will use its best efforts to have such amendment declared or become effective as soon as practicable, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time any Rule 482 Material conflicts with the information contained in the Registration Statement or if an event shall occur or condition shall exist as a result of which it is necessary (or, if the Representatives or counsel for the Underwriters shall notify the Company that, in their reasonable judgment, it is necessary) to amend or supplement such Rule 482 Material so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary (or, if the Representatives or counsel for the Underwriters shall notify the Company that, in their reasonable judgment, it is necessary) to amend or supplement such Rule 482 Material in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the

Company will promptly notify the Representatives of such event or condition and of its intention to file such amendment or supplement (or, if the Representatives or counsel for the Underwriters shall have notified the Company as aforesaid, the Company will promptly notify the Representatives of its intention to prepare such amendment or supplement) and will promptly prepare and, if required by the 1933 Act or the 1933 Act Regulations, file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f) Blue Sky and Other Qualifications. To use commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities (but in no event for a less than one year from the date of this Agreement).

(g) Rule 158. To timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. To use the net proceeds received by it from the sale of the Securities in the manner specified in the Pre-Pricing Prospectus and the Prospectus under “Use of Proceeds.”

(i) Listing. To use its best efforts to effect the listing of the Securities on the NYSE as and when required by this Agreement and maintain the listing of the Common Stock on the NYSE.

(j) Restriction on Sale of Securities. During the Lock-Up Period, each of the Company, the Adviser and the Administrator will not, without the prior written consent of each of the Representatives, directly or indirectly:

(i) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock,

(ii) enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other capital stock, whether any transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, other capital stock, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

Notwithstanding anything herein to the contrary, each of the Company, the Adviser and the Administrator may, without the prior written consent of each of the Representatives:

(i) after providing the Representatives with at least three business days advance written notice, file or cause the filing of any registration statement under the 1933 Act with respect to any Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other capital stock, provided, however, each of the Company, the Adviser and the Administrator will not enter into any transaction described in clause (i) or (ii) above during the Lock-Up Period;

(ii) issue Securities to the Underwriters pursuant to this Agreement;

(iii) issue shares of Common Stock pursuant to any dividend reinvestment plan described in the General Disclosure Package and the Prospectus;

(iv) issue and sell shares of Common Stock solely in accordance with, and only to the extent required by, the Securities Purchase Agreement, dated as of October 25, 2017, by and between the Company, and certain investment funds managed by the Alternative Investments & Manager Selection Group of GSAM, as in effect on the date hereof, as described in the General Disclosure Package and the Prospectus; and

(v) issue and sell 200,000 shares of Common Stock to managed investment vehicles of Colony Capital, Inc. in the concurrent private placement, as described in the General Disclosure Package and the Prospectus.

(k) Stabilization and Manipulation. To not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(l) Stockholder Communications. To, for a period of one year following the date hereof, furnish to the Representatives all reports or other communications (financial or other) generally made available to stockholders, and deliver such reports and communications to the Representatives as soon as they are available, unless such documents are furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed and generally made available to the public, provided that such filings shall be considered furnished to the Representatives for purposes of this section upon filing pursuant to the EDGAR system.

(m) Securities Laws, Rules and Regulations. To comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use their best reasonable efforts to cause the Company’s, the Adviser’s and the Administrator’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(n) Fidelity Bond. To be insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company, the Adviser, the Administrator or their respective businesses, properties, assets, employees, officers, trustees, directors, members, managers and partners will be in full force and effect; the Company, the Adviser and the Administrator will be in compliance with the terms of such policies and instruments.

(o) RIC Status. To use its best efforts to maintain its qualification and election as a RIC in effect for each taxable year during which it is a BDC under the 1940 Act.

(p) BDC Status. During a period of two years from the effective date of the Registration Statement, to use its best efforts to maintain its status as a BDC; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a BDC, with the approval of the board of directors and a vote of stockholders as required by Section 58 of the 1940 Act or any successor provision.

(q) Transfer Agent. To maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(r) Distribution of the Securities. To comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, the 1940 Act and the 1940 Act Regulations, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the General Disclosure Package and the Prospectus.

(s) Performance of Agreements and Discharge to Conditions. To use the Company’s, the Adviser’s and the Administrator’s best reasonable efforts to perform all of the agreements required of them by this Agreement and discharge all conditions of theirs to closing as set forth in this Agreement.

(t) Reporting Requirements. During the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) by the 1933 Act, 1934 Act and the Rules and Regulations to be delivered (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), to file all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act Regulations within the time periods required by the 1934 Act and the 1934 Act Regulations.

(u) Preparation of Prospectus. Immediately following the execution of this Agreement, subject to Section 3(a) hereof, to prepare the Prospectus, which shall contain the selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives and the Company may reasonably deem appropriate and will file or transmit for filing with the Commission the Prospectus in accordance with the provisions of Rule 430C and in the manner and within the time period required by Rule 497.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement and each amendment or supplement thereto (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the word processing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the Securities to be sold by the Company to the Underwriters, including any stock or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisers to the Company, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the preparation, printing and delivery to the Underwriters of copies of the Registration Statement, any Preliminary Prospectus and the Prospectus, any Sales Material and any amendments or supplements to any of the foregoing, in each case, as may be reasonably requested, and any costs associated with electronic delivery of any of the foregoing, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any Canadian “wrapper” and any supplements thereto and any costs associated with electronic delivery of any of the foregoing, (viii) the fees and expenses of the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by FINRA of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Securities on the NYSE, and (xi) the costs and expenses of the Company and any of its officers, directors, counsel or other representatives in connection with presentations or meetings undertaken in connection with the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics and the production and hosting of any electronic road shows, fees and expenses of any consultants engaged in connection with road show presentations, and travel, lodging, transportation, and other expenses of the officers, directors, counsel and other representatives of the Company incurred in connection with any such presentations or meetings.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives prior to the Closing Date in accordance with the provisions of Sections 5(a) through (i), 9(a)(i), 9(a)(ii) or 9(a)(iv)(A) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company, the Adviser and the Administrator contained in this Agreement, or in certificates signed by any officer of the Company, the Adviser or the Administrator (whether signed on behalf of such officer or the Company, the Adviser or the Administrator) delivered to the Representatives or counsel for the Underwriters, to the performance by the Company of its respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has been declared effective, any Rule 462(b) Registration Statement has become effective, and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement. The Prospectus shall have been filed with the Commission pursuant to Rule 497 under the 1933 Act within the applicable time period prescribed for such filing by the 1933 Act Regulations; the Registration Statement shall be effective and no stop order suspending or preventing the use of the Registration Statement, any Preliminary Prospectus or the Prospectus shall have been initiated or, to the Company’s knowledge, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction.

(b) Opinion of Counsel for the Company. At the Closing Date, the Representatives shall have received the favorable opinions, each dated as of the Closing Date, of Eversheds Sutherland (US) LLP, counsel for the Company (each “Company Counsel”), in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit D hereto and to such further effect as the Representatives may reasonably request.

(c) Opinion of Counsel for the Underwriters. At the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of Fried Frank, counsel for the Underwriters (“Underwriters’ Counsel”), together with signed or reproduced copies of such opinion for each of the other Underwriters, with respect to the Securities to be sold by the Company pursuant to this Agreement, this Agreement, the Registration Statement, any Rule 462(b) Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements thereto and such other matters as the Representatives may reasonably request.

(d) Officers’ Certificates. At the Closing Date, the Representatives shall have received certificates, signed on behalf of each of the Company, the Adviser and the Administrator by the President or the Chief Executive Officer of the Company, the Adviser and the Administrator, as applicable, and the Chief Financial Officer or Chief Accounting Officer of the Company, the Adviser and the Administrator, as applicable, to the effect that (i) there has been no such material adverse change in the condition (financial or other), results of operations, business, properties, management or business prospects of the Company, the Adviser and the Administrator, as applicable, (ii) the representations and warranties of the Company, the Adviser and the Administrator, as applicable, in this Agreement are true and correct at and as of the Closing Date with the same force and effect as though expressly made at and as of the Closing Date, (iii) each of the Company, the Adviser and the Administrator has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives and the Company’s board of directors shall have received from Deloitte & Touche LLP a letter, dated the date of this Agreement and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements to any of the foregoing.

(f) Bring-down Comfort Letter. At the Closing Date, the Representatives and the Company’s board of directors shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Date and in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(g) Approval of Listing. At the Closing Date and each Option Closing Date, if any, the Securities to be purchased by the Underwriters from the Company at such time shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(h) Lock-up Agreements. Prior to the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by each of the persons listed in Exhibit B hereto.

(i) No Objection. Prior to the date of this Agreement, FINRA shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(j) No Crisis. On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE, NASDAQ Global Market or NASDAQ Capital Market; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by any of Federal, Delaware or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

(k) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on any Option Closing Date that is after the Closing Date, the obligations of the several Underwriters to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Date, the Representatives shall have received:

(1) Opinion of Counsel for Company. The favorable opinion of each Company Counsel in form and substance satisfactory to the Representatives and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(2) Opinion of Counsel for Underwriters. The favorable opinion of Underwriters’ Counsel, in form and substance satisfactory to the Representatives and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(3) Officers’ Certificates. Certificates, dated such Option Closing Date, to the effect set forth in, and signed on behalf of the Company, the Adviser and the Administrator by the officers specified in, Section 5(d) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(4) Bring-down Comfort Letter. A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Representatives and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the specified date in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Option Closing Date, and except that such letter shall also cover any amendments or supplements to the Registration Statement and the Prospectus subsequent to the Closing Date.

(l) Additional Documents. At the Closing Date and each Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement, or as the Representatives or counsel for the Underwriters may otherwise reasonably request; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives.

(m) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities on such Option Closing Date, may be terminated by the Representatives by notice to the Company at any time on or prior to Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that, in the case of any such termination of this Agreement, Sections 1, 6, 7, 8, 11, 12, 13, 14, 15, 16, 17, 18 and 19 hereof shall survive such termination of this Agreement and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification by the Company. The Company, the Adviser and the Administrator, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, and its officers, directors, employees, partners and members and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, any Sales Material, any Rule 482 Material, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or in any Preliminary Prospectus, the General Disclosure Package or the Prospectus (or in any amendment or supplement to any of the foregoing), it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(b) hereof.

(b) Indemnification by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Adviser and the Administrator, each of their directors, affiliates, officers, employees, partners and members, and each person, if any, who controls the Company, the Adviser or the Administrator within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or in any Preliminary Prospectus, Rule 482 Material, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein. The Company hereby acknowledges and agrees that the information furnished to the Company by the Underwriters through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or in any Preliminary Prospectus, Rule 482 Material, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), consists exclusively of the following: (i) their names and (ii) the information regarding price stabilizations and short positions appearing in the thirteenth, fourteenth, fifteenth and sixteenth paragraphs under the caption “Underwriting” in the Pre-Pricing Prospectus and the Prospectus.

(c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder. Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriters and the other indemnified parties referred to in Section 6(a) above shall be selected by the Representatives, and counsel to the Company, the Adviser, the Administrator, each of their directors, affiliates, officers, employees, partners and members and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Company, the Adviser and the Administrator. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters and the other indemnified parties referred to in Section 6(a)(i) above and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, the Adviser, the Administrator each of their directors, affiliates, officers, employees, partners and members and each person, if any, who controls the Company, the Adviser or the Administrator within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 60 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) Other Agreements with Respect to Indemnification and Contribution. The provisions of this Section 6 and in Section 7 hereof shall not affect any agreements among the Company, the Adviser and the Administrator with respect to indemnification of each other or contribution between themselves

(f) 1940 Act Limitations. Any indemnification and contribution by the Company pursuant to this Section 6 or Section 7 shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Adviser and the Administrator, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Adviser and the Administrator, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, the Adviser and the Administrator (treated jointly for this purpose as one person), on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, the Adviser and the Administrator (treated jointly for this as one person) and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company, the Adviser and the Administrator, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Adviser and the Administrator, on the one hand, and the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Adviser, the Administrator and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each affiliate of any Underwriter, each officer, director, employee, partner and member of any Underwriter or any such affiliate, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director, affiliate, officer, employee, partner and member of the Company, the Adviser or the Administrator, and each person, if any, who controls the Company, the Adviser or the Administrator within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company, the Adviser and the Administrator. The Underwriters’ respective obligations to contribute pursuant to this

Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates signed by any officer of the Company, the Adviser or the Administrator (whether signed on behalf of such officer, the Company, the Adviser or the Administrator) and delivered to the Representatives or counsel to the Underwriters, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any officer, director, employee, partner, member or agent of any Underwriter or any person controlling any Underwriter, or by or on behalf of the Company, the Adviser or the Administrator any officer, director or employee of the Company or any person controlling the Company and shall survive delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, the Adviser or the Administrator, at any time on or prior to the Closing Date (and, if any Option Securities are to be purchased on an Option Closing Date which occurs after the Closing Date, the Representatives may terminate the obligations of the several Underwriters to purchase such Option Securities, by notice to the Company at any time on or prior to such Option Closing Date) (i) if there has been, at any time on or after the date of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably expected to result in a material adverse change in the condition (financial or other), results of operations, business, properties, management or business prospects of the Company, whether or not arising in the ordinary course of business, or (ii) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the business affairs or business prospects of the Adviser or the Administrator, whether or not arising in the ordinary course of business, or (iii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration of a national emergency or war by the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions (including, without limitation, as a result of terrorist activities), in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iv) if (A) trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (B) trading generally on the NYSE or the Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (C) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or , (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 8, 11, 12, 13, 14, 15, 16, 17, 18 and 19 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters

If one or more of the Underwriters shall fail at the Closing Date or an Option Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount of such Defaulted Securities in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Option Closing Date which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligations of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, the Representatives shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, or transmitted by fax (with the receipt of such fax to be confirmed by telephone). Notices to the Underwriters shall be directed to the Representatives at Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention of Equity Syndicate, fax no. 212-214-5918 (with such fax to be confirmed by telephone to 212-214-6144). Copies of all such notices should be sent to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, Attention: Stuart Gelfond and Joshua Wechsler. Notices to the Company, the Adviser and/or the Administrator shall be directed to it at TriplePoint Venture Growth BDC Corp., 2755 Sand Hill Road Suite 150, Menlo Park, CA 94025, Attention of Sajal Srivastava, fax no. 650-854-2092 (with such fax to be confirmed by telephone), and copies of all such notices should be sent to Eversheds Sutherland (US) LLP, 700 Sixth Street NW, Suite 700, Washington, DC 20001, Attention: Harry S. Pangas.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, the Adviser, the Administrator and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Adviser, the Administrator and their respective successors and the controlling persons and other indemnified parties referred to in Sections 6 and 7 and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Adviser, the Administrator and their respective successors, and said controlling persons and other indemnified parties and their successors, heirs and legal representatives, and for the benefit of no other person or entity. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE RELATING TO OR ARISING OUT OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1940 Act” means the Investment Company Act of 1940, as amended.

“1940 Act Notification” shall mean the Company’s notification of election to be regulated as a BDC under the 1940 Act on Form N-54A, as the 1940 Act Notification may be amended from time to time.

“1940 Act Regulations” means the rules and regulations of the Commission under the 1940 Act.

“Administrator Document” means any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidence of indebtedness, leases or other instruments or agreements to which the Administrator is a party or by which the Administrator is bound or to which any of the property or assets of the Administrator is subject.

“Advisers Act” shall mean the Investment Advisers Act of 1940, as amended.

“Advisers Act Regulations” shall mean the rules and regulations of the Commission under the Advisers Act.

“Adviser Document” means any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidence of indebtedness, leases or other instruments or agreements to which the Adviser is a party or by which the Adviser is bound or to which any of the property or assets of the Adviser is subject.

“Applicable Time” means 8:20 A.M. (New York City time) on August 7, 2018 or such other time as agreed by the Company and the Representatives.

“Base Prospectus” means the prospectus included in the Registration Statement as of the Effective Date.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission.

“Common Stock” shall have the meaning as defined in the introductory paragraphs of this Agreement.

“Company Documents” means any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject including, all Subject Instruments and the Formation Agreements.

“DTC” means The Depository Trust Company.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc. or the National Association of Securities Dealers, Inc., or both, as the context shall require.

“GAAP” means generally accepted accounting principles in the United States.

“General Disclosure Package” shall mean the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, and the information set forth in Exhibit G.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“Lock-Up Period” means the period beginning on and including the date of this Agreement through and including the date that is the 60th day after the date of this Agreement.

“NYSE” means the New York Stock Exchange.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Organizational Documents” means, when referring to the Company, the Company’s charter and by-laws or, when referring to the Adviser or the Administrator, the Adviser’s or the Administrator’s respective certificates of formation and limited liability company agreements.

“PCAOB” means the Public Company Accounting Oversight Board (United States).

“Pre-Pricing Prospectus” means the Preliminary Prospectus, dated as of August 6, 2018, relating to the Securities in the form first furnished to the Underwriters for use in connection with the offering of the Securities.

“Preliminary Prospectus” means the preliminary prospectus supplement, dated as of August 6, 2018, together with the Base Prospectus, in the form filed with the Commission pursuant to Rule 497 under the 1933 Act.

“Prospectus” means the prospectus supplement relating to the Securities, filed by the Company with the Commission pursuant to Rule 497 under the 1933 Act on or before the second business day after the date hereof (or such earlier time as may be required under the 1933 Act), together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a)(1) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430C Information deemed to be included therein at the Effective Date as provided by Rule 430C.

“Regulation S-T” means Regulation S-T of the Commission.

“Repayment Event” means any event or condition which, either immediately or with notice or passage of time or both, (i) gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, or (ii) gives any counterparty (or any person acting on such counterparty’s behalf) under any swap agreement, hedging agreement or similar agreement or instrument to which the Company is a party the right to liquidate or accelerate the payment obligations or designate an early termination date under such agreement or instrument, as the case may be.

“RIC” means a regulated investment company within the meaning of Section 851(a) of the Code.

“Rule 172,” “Rule 173,” “Rule 405,” “Rule 430C,” “Rule 433” “Rule 462(b)” and “Rule 497” refer to such rules under the 1933 Act.

“Rule 430C Information” means the information included in the Prospectus or any amendment or supplement thereto that was omitted from the Registration Statement at the time it became effective but that is deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430C.

“Rule 462(b) Registration Statement” means a registration statement filed by the Company pursuant to Rule 462(b) for the purpose of registering any of the Securities under the 1933 Act, including the documents and other information incorporated by reference therein and the Rule 430C Information.

“Rule 482 Material” means press releases or similar written materials meeting the definition of an “advertisement” as set forth in Rule 482 under the 1933 Act, the use of which has been consented to by each of the Representatives.

“Sales Material” means advertising, sales literature or other promotional materials (including “prospectus wrappers,” “broker kits,” “road show slides” and “road show scripts”), whether in printed or electronic form, authorized in writing by or prepared by the Company, the Adviser or the Administrator for use in connection with the offering and sale of the Securities.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Subject Instruments” means all instruments, agreements and documents filed as exhibits to the Registration Statement pursuant to item 25.2 of Form N-2 of the Commission; provided that if any instrument, agreement or other document filed as exhibits to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof which shall have been so redacted, deleted or otherwise not filed.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

All references in this Agreement to the Registration Statement, any Rule 462(b) Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the version thereof filed with the Commission pursuant to EDGAR and all versions thereof delivered (physically or electronically) to the Representatives or the Underwriters.

SECTION 16. Absence of Fiduciary Relationship. The Company, the Adviser and the Administrator, severally and jointly, acknowledge and agree that:

(a) each of the Underwriters is acting solely as an underwriter in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Company, the Adviser and the Administrator, on the one hand, and any of the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Underwriters has advised or is advising the Company, the Adviser or the Administrator on other matters;

(b) the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Company, the Adviser and the Administrator following discussions and arms-length negotiations with the Representatives;

(c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) it is aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, the Adviser and the Administrator and that none of the Underwriters has any obligation to disclose such interests and transactions to the Company, the Adviser or the Administrator by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e) it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, the Adviser or the Administrator or any stockholders, employees or creditors of the Company, the Adviser or the Administrator.

SECTION 17. Research Analyst Independence. The Company, the Adviser and the Administrator acknowledge that the Underwriters’ respective research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ respective research analysts and research departments may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company, the Adviser and the Administrator hereby waive and release, to the fullest extent permitted by applicable law, any claims that the Company, the Adviser or the Administrator may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their respective research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company, the Adviser or the Administrator by such Underwriters’ respective investment banking divisions. The Company, the Adviser and the Administrator acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company and other entities that may be the subject of the transactions contemplated by this Agreement.

SECTION 18. Trial By Jury. The Company, the Adviser and the Administrator (each on its own behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 19. Consent to Jurisdiction. The Company, the Adviser and the Administrator hereby submit to the non-exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waive any objection to the laying of venue of any such action, suit or proceeding in any such court and agree not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company, the Adviser and the Administrator in accordance with its terms.

Very truly yours,

TRIPLEPOINT VENTURE GROWTH BDC CORP.

By	/s/Sajal K. Srivastava
	Name:	Sajal K. Srivastava
	Title:	President

TRIPLEPOINT ADVISERS LLC

By	/s/Sajal K. Srivastava
	Name:	Sajal K. Srivastava
	Title:	President

TRIPLEPOINT ADMINISTRATOR LLC

By	/s/Sajal K. Srivastava
	Name:	Sajal K. Srivastava
	Title:	President

CONFIRMED AND ACCEPTED, as of the date first above written:

WELLS FARGO SECURITIES, LLC

By	/s/ Elizabeth Alavarez
Elizabeth Alvarez, Managing Director

MORGAN STANLEY & CO. LLC

By	/s/ Michael Occi
Michael Occi, Executive Director

For themselves and as Representatives of the Underwriters named in Exhibit A hereto.

EXHIBIT A

Name of Underwriter	Number of Initial Securities
Morgan Stanley & Co. LLC	1,650,000
Wells Fargo Securities, LLC	1,650,000
J.P. Morgan Securities LLC	600,000
Goldman Sachs & Co. LLC	600,000
Keefe, Bruyette & Woods, Inc.	600,000
Deutsche Bank Securities Inc.	450,000
Compass Point Research & Trading, LLC	180,000
Janney Montgomery Scott LLC	135,000
Ladenburg Thalmann & Co. Inc.	135,000

Total	6,000,000

A-1

EXHIBIT B

LIST OF PERSONS SUBJECT TO LOCK-UP

B-1

EXHIBIT C

FORM OF LOCK-UP AGREEMENT

C-1

EXHIBIT D

FORM OF OPINION OF COUNSEL TO THE COMPANY, ADVISER AND ADMINISTRATOR

[PROVIDED SUPPLEMENTALLY]

D-1

EXHIBIT E

Number of Initial Securities to be Sold
Company	6,000,000

Total	6,000,000

E-1

EXHIBIT F

Number of Option Securities Which May Be Sold
Company	900,000

Total	900,000

F-1

EXHIBIT G

PRICE-RELATED INFORMATION

Public offering price: $13.66 per share

Price net of underwriting discounts and commissions: $13.25 per share

Settlement date: August 9, 2018

G-1

EXHIBIT H

SUBSIDIARIES OF THE COMPANY

TPVG Variable Funding Company LLC

TPVG Investment LLC

H-1